UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 2, 2014

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California 90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                      Entry into a Material Definitive Agreement

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2014, on July 11, 2014, AECOM Technology Corporation (“AECOM”) entered into a commitment letter with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Original Commitment Parties”), pursuant to which the Original Commitment Parties committed, subject to customary conditions, to provide AECOM with debt financing for the acquisition of URS Corporation (“URS”) (the “Debt Commitment Financing”).

On August 2, 2014, AECOM entered into an amended and restated Debt Commitment Letter (the “Amended and Restated Commitment Letter”), with the Original Commitment Parties and the other financing institutions party thereto (collectively, with the Original Commitment Parties, the “Commitment Parties”) pursuant to which the Commitment Parties have severally committed, subject to customary conditions, to provide the Debt Commitment Financing.

The foregoing summary of the Amended and Restated Commitment Letter is not complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Commitment Letter, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 2.02                                      Results of Operations and Financial Condition

On August 5, 2014, AECOM issued a press release announcing the financial results for its fiscal third quarter ended June 30, 2014.  A copy of the press release is attached to this report as Exhibit 99.2.  Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01                                      Other Events

On August 4, 2014, AECOM received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the transactions contemplated by the Agreement and Plan of Merger among the AECOM, ACM Mountain I, LLC, ACM Mountain II, LLC and URS, dated as of July 11, 2014.

Additional Information about the Proposed Transaction with URS and Where to Find It

In connection with the proposed transaction with URS, AECOM has filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of AECOM and URS that also constitutes a prospectus of AECOM. The definitive joint proxy statement/prospectus will be mailed to stockholders of AECOM and URS when it becomes available. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AECOM by contacting AECOM Investor Relations at 1-213-593-8000.  Investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970.  Additionally, information about the transaction is available online at www.aecom-urs.com.

AECOM and URS and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about AECOM’s directors and executive officers is available in AECOM’s proxy statement for its 2014 Annual Meeting of

Stockholders filed with the SEC on January 24, 2014. Information about directors and executive officers of URS is available in the proxy statement for the 2014 Annual Meeting of Stockholders of URS filed with the SEC on April 17, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the definitive joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from AECOM or URS using the sources indicated above.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01                                      Financial Statements and Exhibits.

(d)  Exhibits

99.1                                               Amended and Restated Commitment Letter dated as of August 2, 2014, by and among AECOM, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other financial institutions party thereto.

99.2                                               Press Release, dated August 5, 2014, announcing AECOM’s financial results for the third quarter ended June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: August 5, 2014	By:	/s/ DAVID Y. GAN
David Y. Gan
Senior Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit

99.1

Amended and Restated Commitment Letter dated as of August 2, 2014, by and among AECOM, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other financial institutions party thereto.

99.2	Press Release, dated August 5, 2014, announcing AECOM’s financial results for the third quarter ended June 30, 2014.